                                                                     EXHIBIT 1.1





                                2,000,000 SHARES

                            SCOPUS TECHNOLOGY, INC.

                    COMMON STOCK, $0.001 PAR VALUE PER SHARE









November ___, 1996

                                                              November ___, 1996



Morgan Stanley & Co. Incorporated
Montgomery Securities
UBS Securities Inc.,
Donaldson Lufkin & Jenrette Securities Corporation as Representatives of the several Underwriters named in Schedule II hereto
c/o Morgan Stanley & Co. Incorporated
  1585 Broadway
  New York, New York 10036

Dear Sirs and Mesdames:

     Scopus Technology, Inc., a California corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the "Underwriters"), and certain shareholders of the Company (the "Selling Shareholders") named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of 2,000,000 shares of the Common Stock, $0.001 par value per share, of the Company (the "Firm Shares"), of which 1,200,000 shares are to be issued and sold by the Company and 800,000 shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder's name in Schedule I hereto.

     The Selling Shareholders also propose to sell to the several Underwriters not more than an aggregate of 300,000 additional shares of Common Stock, $0.001 par value per share, of the Company (the "Additional Shares") if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of Common Stock, $0.001 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock." The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the "Sellers."

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the prospectus in the form first used to confirm sales of the Shares is hereinafter referred to as the "Prospectus." If the Company files a

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registration statement to register additional shares of Common Stock pursuant to
Rule 462(b) under the Securities Act for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to refer to both the registration statement referred to above (Commission File Number 333-___________) and such Rule 462 Registration Statement.

     1.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.   The Company represents
         ---------------------------------------------
and warrants to and agrees with each of the Underwriters that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) The Company has filed in a timely manner each document or report required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder within the twelve (12) month period preceding the date hereof, (ii) each such document complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations thereunder, (iii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of California, has the corporate power and authority to own and lease its property and to conduct its business as described in the Prospectus and is duly qualified to transact business as a foreign corporation under the laws of, and is in good standing as such, in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiary (as defined below), taken as a whole.

          (d) Scopus Technology UK Ltd., an English corporation ("Subsidiary"), has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own and lease its property and to conduct its business as described in the Prospectus and is duly qualified to


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transact business as a foreign corporation under the laws of, and is in good standing as such, in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiary, taken as a whole. All of the issued and outstanding shares of capital stock of the Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and owned directly by the Company, free and clear of all liens, encumbrances, equities or claims. Except for the Subsidiary, the Company does not own, directly or indirectly, an interest in any corporation, partnership, business, trust or other entity required to be set forth in Exhibit 21 to the Registration Statement.

          (e) This Agreement has been duly authorized, executed and delivered by the Company.

          (f) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

          (g) The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable. All outstanding shares of capital stock, options and other rights to acquire capital stock of the Company were not issued in contradiction of any preemptive rights, rights of first refusal or similar rights.

          (h) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights, rights of first refusal or similar rights.

          (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the Articles of Incorporation or Bylaws of the Company or any agreement or other instrument binding upon the Company or the Subsidiary that is material to the Company and the Subsidiary, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or the Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiary, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).



                                       3


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          (k) There are no legal or governmental proceedings pending or, to the
Company's best knowledge, threatened to which the Company or the Subsidiary is a party or to which any of the properties of the Company or the Subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 or Rule 462 promulgated under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (m) The Company is not, and after giving effect to the issuance and sale of the Shares by the Company will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          (n) The Company and the Subsidiary (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"),
(ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
(iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiary, taken as a whole.

          (o) Except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or, except with respect to rights granted thereunder that have been satisfied or validly waived, to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

          (p) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

          (q) Each of the Company and the Subsidiary has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus,

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except to the extent that the failure to obtain or file such, would not have a material adverse effect on the Company and the Subsidiary, taken as a whole.

          (r) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (s) Each of the Company and the Subsidiary owns or possesses all trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights, and all patent and patent rights, necessary to carry on its business in all material respects as described in the Prospectus and, neither the Company nor the Subsidiary has received any notice of infringement of or conflict with asserted, unresolved rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiary, taken as a whole.

          (t) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and the Subsidiary have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business, (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than pursuant to the Company's stock option plan upon termination of employment of the optionee in accordance with the terms of such plan and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company or the Subsidiary, except in each case as described in or contemplated by the Prospectus.

          (u) The Company and the Subsidiary have good and marketable title in fee simple to all real property (if applicable) and good and marketable title to all personal property owned by them which is material to the business of the Company and the Subsidiary, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiary. Any real property and buildings held under lease by the Company and the Subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiary.

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          (v) No material labor dispute with the employees of the Company or the
Subsidiary exists or is imminent and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiary, taken as a whole.

          (w) Each of the Company and the Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged. Neither the Company nor the Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and the Subsidiary, taken as a whole.

          (x) Neither the Company nor the Subsidiary is in material violation of any federal or state law or regulation relating to occupational safety and health. The Company and the Subsidiary have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health laws and regulations to conduct their respective businesses, and the Company and the Subsidiary are in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiary, taken as a whole.

     2.  REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS.  Each of
         ----------------------------------------------------------
the Selling Shareholders, severally and not jointly, represents and warrants to and agrees with each of the Underwriters, except with respect to Section 2(g) below as to which only ____________ represents and warrants to and agrees with each of the Underwriters, that:

          (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

          (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Custody Agreement and Power of Attorney signed by such Selling Shareholder and The First National Bank of Boston, as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder and the appointment of certain individuals as such Selling Shareholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "Custody Agreement and Power of Attorney") will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or

                                       6


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other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement and Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

          (c) Such Selling Shareholder has, and on the Closing Date (as defined below) and the Option Closing Date (as defined below), as the case may be, will have, valid title to the Shares to be sold by such Selling Shareholder and has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder.

          (d) The Custody Agreement and Power of Attorney has been duly authorized, executed and delivered by such Selling Shareholder and is the valid and binding agreement of such Selling Shareholder.

          (e) Delivery of the Shares to be sold by such Selling Shareholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

          (f) All information furnished in writing by on or behalf of such Selling Shareholder and relating to such Selling Shareholder for use in the Registration Statement and Prospectus is, and on the Closing Date and the Option Closing Date, as the case may be, will be, true, correct and complete, and does not, and on the Closing Date and the Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.

          (g) To the best of ____________ knowledge, (i) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(g) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon (x) information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or (y) information relating to any other Selling Shareholder furnished by or on behalf of such Selling Shareholder expressly for use therein.

     3.  AGREEMENTS TO SELL AND PURCHASE.  Each Seller, severally and not
         -------------------------------
jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the

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representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $_______ a share (the "Purchase Price") the number of Firm Shares (subject to adjustment to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

        On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions each Selling Shareholder agrees to sell to the several Underwriters, and the Underwriters shall have a one-time right to purchase, severally and not jointly, at the Purchase Price up to the number of Additional Shares as to which such right has been exercised (subject to adjustment to eliminate fractional shares as you may determine) that bears the same proportion to the number of Additional Shares to be sold by such Selling Shareholder as the number of Additional Shares set forth in Schedule II hereto opposite the name of such underwriter bears to the total number of Additional Shares. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in
Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

        Each Seller hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, directly or indirectly, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise), otherwise than (x) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by the restrictions contained in this paragraph or (y) as a distribution to limited partners or stockholders of such Seller, provided that the distributees thereof agree in writing to be bound by the restrictions contained in this paragraph. The foregoing sentence shall not apply to (i) the Shares to be sold hereunder or (ii) the issuance by the Company or sale by a Selling Shareholder of any shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in the Prospectus.

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        The Company has furnished or will furnish to you "lock-up" letters in form and substance satisfactory to you signed by each of its current executive officers and directors and each other Selling Shareholder.

     4.  TERMS OF PUBLIC OFFERING.  The Sellers are advised by you that the
         ------------------------
Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $______ a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $_____ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $0.10 a share, to any Underwriter or to certain other dealers.

     5.  PAYMENT AND DELIVERY.  Payment for the Firm Shares to be sold by each
         --------------------
Seller shall be made by certified or official bank check or checks payable to the order of such Seller in New York Clearing House funds at the office of Wilson, Sonsini, Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California, 94304-1050, at 7:00 A.M., local time, on November ___, 1996 or at such other time on the same or such other date, not later than November ___, 1996 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

        Payment for any Additional Shares shall be made by certified or official bank check or checks payable to the order of such Seller in New York Clearing House funds at the office of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, 94304-1050, at 7:00 A.M., local time, on the date specified in the notice described in Section 3 or on such other date, in any event not later than December ___, 1996 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

        Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

     6.  CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS.  The obligations of the
         -------------------------------------------
Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than the date hereof.

        The several obligations of the Underwriters are subject to the following further conditions:

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          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                  (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                  (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiary, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

          (c) The Underwriters shall have received on the Closing Date an opinion of Wilson, Sonsini, Goodrich & Rosati, P.C., counsel for the Company, dated the Closing Date, to the effect that:

                  (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of California, has the corporate power and authority to own and lease its property and to conduct its business as described in the Prospectus and is duly qualified to transact business as a foreign corporation under the corporation laws of, and is in good standing as such, in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiary, taken as a whole;

                  (ii) to such counsel's knowledge, the Company does not have any significant subsidiaries as defined in Rule 1-02(v) of Regulation S-X;

                  (iii) the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus;

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                  (iv) the shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable;

                  (v) the Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive right, or to such counsel's knowledge, rights of first refusal or similar rights;

                  (vi) all outstanding shares of capital stock, options and other rights to acquire capital stock of the Company were not issued in contradiction of any preemptive rights, or, to such counsel's knowledge, rights of first refusal or similar rights;

                  (vii) no shares of Common Stock are required pursuant to any agreement or other right to be registered under the Registration Statement, nor does any person or entity have any right to cause any shares of Common Stock to be registered under the Registration Statement, which rights have not been satisfied or validly waived;

                  (viii) this Agreement has been duly authorized, executed and delivered by the Company;

                  (ix) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the Articles of Incorporation or Bylaws of the Company or, to such counsel's knowledge, any agreement or other instrument binding upon the Company or the Subsidiary that is filed as an exhibit to the Registration Statement or any document incorporated by reference therein, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or the Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

                  (x) the statements (A) in the Prospectus under the captions "Risk Factors--Shares Eligible for Future Sale," "--Effect of Antitakeover Provisions," "Management--Limitation of Liability and Indemnification Matters," "Shares Eligible for Future Sale," "Description of Capital Stock" and "Underwriters" and (B) in the Registration Statement in Items 24 and 26, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                  (xi) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or the Subsidiary is a party or to which any of the properties of the Company or the Subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                  (xii) the Company is not, and after giving effect to the issuance and sale of the Shares by the Company will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

                  (xiii) each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for financial statements and schedules and other financial data derived therefrom included therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act, and the applicable rules and regulations of the Commission thereunder;

                  (xiv) the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data derived therefrom and stated therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

        In addition to the matters set forth above, counsel rendering the foregoing opinion shall also include a statement to the effect that nothing has come to the attention of such counsel that leads them to believe that the Registration Statement (except as to the financial statements and schedules and other financial and statistical data derived therefrom and stated therein, as to which such counsel need not express any opinion or belief), at the effective date of the Registration Statement, contained any untrue statement of a material fact required to be stated therein or necessary to make a statement therein not misleading, or that the Prospectus (except as to the financial statements and schedules and other financial and statistical data derived therefrom and stated therein, as to which such counsel need not express any opinion or belief), as of its date or at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d) The Underwriters shall have received on the Closing Date an opinion of Wilson, Sonsini, Goodrich & Rosati, P.C., counsel for the Selling Shareholders, dated the Closing Date, to the effect that:

                  (i) this Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Shareholders;

                  (ii) the execution and delivery by each Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Custody Agreement and Power of Attorney of such Selling Shareholder will not contravene any provision of applicable law, or the certificates of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or, to such counsel's knowledge, any agreement or other instrument binding upon such Selling Shareholder or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement and the Custody Agreement and Power of Attorney of such Selling Shareholder, except such as have been obtained or as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

                  (iii) each Selling Shareholder has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and Power of Attorney of such Selling Shareholder and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

                  (iv) the Custody Agreement and Power of Attorney of each Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is the valid and binding agreement of such Selling Shareholder; and

                  (v) upon delivery of and payment for the Shares to be sold by the Selling Shareholders as provided in this Agreement, the Underwriters will have marketable title to such Shares, free and clear of any security interests, claims, liens, equities and other encumbrances, assuming for the purposes of this opinion that the Underwriters are purchasing such Shares in good faith and without notice of any adverse claim or defect in the title of any such Selling Shareholder to the Shares being purchased from such Selling Shareholder.

          (e) The Underwriters shall have received on the Closing Date an opinion of Morrison & Foerster LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (v), (viii), (x) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and (xiv) of paragraph (c) above and the last subparagraph of paragraph (c) above.

        With respect to the last subparagraph of paragraph (c) above, Wilson, Sonsini, Goodrich & Rosati, P.C., may, and with respect to the opinion of counsel for the Underwriters pursuant to paragraph (e) above as it relates to the last subparagraph of paragraph (c) above, Morrison & Foerster LLP may, state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than documents incorporated by reference) and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to paragraph (d) above, Wilson, Sonsini, Goodrich & Rosati, P.C., may rely upon an opinion or opinions of counsel for any Selling Shareholders and, to the extent such counsel deems appropriate, as to factual matters, upon the representations of each Selling Shareholder contained herein and in the Custody Agreement, the Lock-up Agreement, and Power of Attorney of such Selling Shareholder and in other documents and instruments; provided that

(A) each such counsel for the Selling Shareholders is reasonably satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance reasonably satisfactory to your counsel, (C) copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance reasonably satisfactory to your counsel and (D) Wilson, Sonsini, Goodrich & Rosati, P.C., shall state in their opinion that they have no reason to believe that you are not justified in relying on each such other opinion, Custody Agreement and Power of Attorney or other document or instrument.

        The opinions of Wilson, Sonsini, Goodrich & Rosati described in paragraphs (c) and (d) above (and any opinions of counsel for any Selling Shareholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

                (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Coopers & Lybrand LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in, or incorporated by reference into, the Registration Statement and the Prospectus; provided, that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                (g) The lock-up agreements, each substantially in the form of Exhibit A hereto, between you and the current executive officers and directors of the Company and each other Selling Shareholder relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                (h) The Company shall have complied with Section 7(a) hereof with respect to the furnishing of Prospectuses on the business day next succeeding the date of this Agreement.

        The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares, other matters related to the issuance of the Additional Shares and opinions of counsel in form and substance satisfactory to counsel for the Underwriters.

     7.  COVENANTS OF THE COMPANY.  In further consideration of the agreements
         ------------------------
of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a) To furnish you, without charge, four (4) signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference therein) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus and documents incorporated by reference therein, and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act, that are deemed to be incorporated by reference in the Prospectus. In the case of the Prospectus, to furnish copies of the Prospectus in New York City, prior to 5:00 p.m., on the business day following the date of this Agreement, in such quantities as you reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that the Company shall not be required to register or qualify as a foreign corporation or to take any action which would subject it to the service of process in any jurisdiction where it is not now so subject.

          (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending December 31, 1997 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares,
(vii) the costs and charges of any transfer agent, registrar or depository,
(viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expense of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 and the last paragraph of Section 11, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

     8.  EXPENSES OF SELLING SHAREHOLDERS.  Each Selling Shareholder, severally
         --------------------------------
and not jointly, agrees to pay or cause to be paid (i) all taxes, if any, on the transfer and sale of the Shares being sold by such Selling Shareholder and (ii) such Selling Shareholder's pro rata share (determined by dividing the number of Shares sold by such Selling Shareholder by the total number of Shares sold by all Sellers) of all costs and expenses incident to the performance of the obligations of the Selling Shareholders and the Company under this Agreement, including, but not limited to, all expenses incident to the delivery of the Shares, the fees and expenses of counsel and accountants for the Selling Shareholders and the Company, the costs and expenses incident to the preparation, printing and filing of the Registration Statement (including all exhibits thereto) and the Prospectus and any amendments or supplements thereto, the expenses of qualifying the Shares under the securities or Blue Sky laws of various jurisdictions, all fees payable in connection with any review of the offering of the Shares by the National Association of Securities Dealers, Inc., and the cost of furnishing to the Underwriters the required copies of the Registration Statement and Prospectus and any amendments or supplements thereto.

     9.  INDEMNITY AND CONTRIBUTION.
         --------------------------

          (a) The Company and, severally and not jointly, each Selling Shareholder, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (but, with respect to each Selling Shareholder other than ___________, only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto), except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter, or any person controlling such Underwriter, from whom the person asserting any such losses, claims, damages, or liabilities purchased Shares which are the subject thereof, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplement) would have cured the defect given rise to such loss, claim, damage or liability, unless the failure to send or give the Prospectus to such person is the result of noncompliance by the Company with Section 7(a) or 7(c). Notwithstanding the foregoing provisions of this Section 9(a), each Underwriter agrees with ___________ that any claim for indemnity pursuant to this Section 9(a) and arising out of information other than that relating to ___________ that is furnished in writing by or on behalf of _________ expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, shall first be satisfied by the Company and shall only then be satisfied by __________ if, and to the extent that, such claim for indemnity has not been satisfied in full by the Company. The foregoing limitation shall not prohibit the Underwriters from proceeding concurrently against the Company and ______________ but shall only prohibit the Underwriters from recovering from _____________ until the Underwriters have requested indemnification in writing from the Company and the Company shall have failed for a period of thirty (30) days after such written request to provide such indemnification.

          (b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a), (b) or (c) of this Section 9, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and
(iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such controlling persons of Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney referenced in
Section 2(b) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (e) To the extent the indemnification provided for in paragraph (a),
(b) or (c) of this Section is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

          (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to Section 9(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) of this Section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (e) of this Section 9 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (g) The indemnity and contribution provisions contained in this
Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

          (h) The liability of each Selling Shareholder under such Selling Shareholder's representations and warranties contained in Section 2 hereof and under the provisions of this Section 9 shall be limited to an amount equal to the Purchase Price of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder.

    10.  TERMINATION.  This Agreement shall be subject to termination by notice
         -----------
given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

    11.  EFFECTIVENESS; DEFAULTING UNDERWRITERS.  This Agreement shall become
         --------------------------------------
effective upon the execution and delivery hereof by the parties hereto.

        If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to
(i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

    12.  COUNTERPARTS.  This Agreement may be signed in two or more
         ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    13.  APPLICABLE LAW.  This Agreement shall be governed by and construed in
         --------------
accordance with the internal laws of the State of New York.

    14.  HEADINGS.  The headings of the sections of this Agreement have been
         --------
inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                              Very truly yours,

                              SCOPUS TECHNOLOGY, INC.



                              By
                                 --------------------------------
                                 Name:
                                 Title:


                              The Selling Shareholders named in Schedule I hereto, acting severally



                              By
                                 -------------------------------
                                 Attorney-in-Fact

Accepted as of the date hereof
Morgan Stanley & Co. Incorporated
Montgomery Securities
UBS Securities Inc.
Donaldson Lufkin & Jenrette
 Securities Corporation

Acting severally on behalf
of themselves and the
several Underwriters named
herein.


     By Morgan Stanley & Co. Incorporated



     By
         -------------------------
         Name:
         Title:

                                   SCHEDULE I


                            Number of       Number of
                            Firm Shares     Additional
Selling Shareholder         to Be Sold      Shares to Be Sold
-------------------         ----------      -----------------



                            -----------     ----------


Total
     ---------------        ===========     ==========


                                 SCHEDULE II


                                                           Number of
                                                           Firm Shares
Underwriter                                                To Be Purchased
-----------                                                ---------------

Morgan Stanley & Co. Incorporated
Montgomery Securities
UBS Securities Inc.
Donaldson Lufkin & Jenrette Securities Corporation






                                                            __________

                         Total                              ==========

                                                            EXHIBIT A
                                                            ---------


                          [FORM OF LOCK-UP AGREEMENT]
                          ---------------------------


                                                     _________________, 1996



Morgan Stanley & Co. Incorporated
Montgomery Securities
UBS Securities, Inc.
Donaldson Lufkin & Jenrette Securities Corporation
 As Representatives of the several Underwriters
c/o Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, NY 10020

Dear Sirs:

     The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement with Scopus Technology, Inc., a California corporation (the "Company") providing for the public offering (the "Public Offering") by the several Underwriters, including yourselves, of shares (the "Shares") of the Common Stock, no par value, of the Company (the "Common Stock").

     In consideration of the Underwriters' agreement to purchase and make the Public Offering of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are now owned by the undersigned or are hereafter acquired), or
(2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Shares to be sold pursuant to the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

     The undersigned confirms that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of securities of the Company held by the undersigned except in compliance with the terms and conditions of this Agreement.

                              Very truly yours,



                              ---------------------------------------------
                              (Name)


                              ---------------------------------------------
                              (Address)

Accepted as of the date
first set forth above:

Morgan Stanley & Co. Incorporated
Montgomery Securities
UBS Securities Inc.
Donaldson Lufkin & Jenrette Securities Corporation
 As Representatives of the several Underwriters

By:  Morgan Stanley & Co. Incorporated


By:
   ----------------------------------
                                      27